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Exhibit 3.1

FORM OF
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
AMERIPRISE FINANCIAL, INC.

        Ameriprise Financial, Inc. (the "Corporation"), a corporation organized and existing under, and by virtue of, the General Corporation Law of the State of Delaware (the "DGCL"), does hereby certify as follows:

          1.     The Corporation was originally formed by the filing of a certificate of incorporation under the name "Amex Acquisition Corporation" with the Secretary of State of the State of Delaware (the "Secretary of State") on September 29, 1983. The name of the Corporation was changed to "IDS/American Express Inc." pursuant to a merger effective upon the filing of a certificate of merger with the Secretary of State on January 12, 1984. The name of the Corporation was further changed to "IDS Financial Services Inc." pursuant to an amendment to the certificate of incorporation effective upon the filing of a certificate of amendment with the Secretary of State on January 30, 1985. The name of the Corporation was further changed to "IDS Financial Corporation" pursuant to an amendment to the certificate of incorporation effective upon the filing of a certificate of amendment with the Secretary of State on December 15, 1986. The name of the Corporation was further changed to "American Express Financial Corporation" pursuant to a filing of a certificate of amendment with the Secretary of State on December 5, 1994. The present name of the Corporation is "Ameriprise Financial, Inc.", as changed pursuant to a filing of a certificate of amendment with the Secretary of State on [            ], 2005.

          2.     This Amended and Restated Certificate of Incorporation of the Corporation was, in accordance with Sections 242 and 245 of the DGCL, (a) duly proposed by resolutions adopted and declared advisable by the Board of Directors of the Corporation (the "Board of Directors") acting by written consent pursuant to Section 141(f) of the DGCL, (b) approved by written consent of the holder of all of the outstanding shares of capital stock of the Corporation pursuant to Section 228 of the DGCL and (c) duly executed by an authorized officer of the Corporation pursuant to Section 103 of the DGCL.

          3.     This Amended and Restated Certificate of Incorporation of the Corporation restates, integrates and further amends the provisions of the Corporation's Certificate of Incorporation, as heretofore amended, corrected or supplemented, and, upon filing with the Secretary of State in accordance with Section 103, shall supersede the Certificate of Incorporation of the Corporation, as heretofore amended and restated, corrected or supplemented, and shall, as it may thereafter be amended in accordance with its terms and applicable law, be the Certificate of Incorporation of the Corporation.

          4.     Pursuant to Section 103(d) of the DGCL, this Amended and Restated Certificate of Incorporation shall become effective upon filing with the Secretary of State.

          5.     The text of the Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

ARTICLE I

NAME OF CORPORATION

        The name of the Corporation is Ameriprise Financial, Inc.

ARTICLE II

REGISTERED OFFICE

        The registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent is The Corporation Trust Company.

ARTICLE III

PURPOSE

        The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the DGCL.

ARTICLE IV

STOCK

        Section 1.    Authorized Stock.    The aggregate number of shares of stock that the Corporation shall have authority to issue is                          shares of common stock, par value $0.01 per share (the "Common Stock"), and                          shares of preferred stock, par value $             per share (the "Preferred Stock"). The number of authorized shares of the Common Stock and the Preferred Stock or any other class of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the combined voting power of the outstanding shares of stock of the Corporation entitled to vote thereon, and, irrespective of Section 242(b)(2) of the DGCL, no vote of the holders of any of the Common Stock, the Preferred Stock or any other class of stock, voting separately as a class, shall be required therefor.

        Section 2.    Preferred Stock.

        (a)   The Preferred Stock may be issued at any time and from time to time in one or more series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in series and, by filing a certificate of designation pursuant to the applicable provisions of the DGCL (hereinafter referred to as a "Preferred Stock Certificate of Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of shares of each such series and the qualifications, limitations and restrictions thereof.

        (b)   The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

    (i)
    the designation of the series, which may be by distinguishing number, letter or title;

    (ii)
    the number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the applicable Preferred Stock Certificate of Designation) increase or decrease (but not below the number of shares thereof then outstanding);

    (iii)
    whether dividends, if any, shall be cumulative or noncumulative and the dividend rate of the series;

    (iv)
    whether dividends, if any, shall be payable in cash, in kind or otherwise;

    (v)
    the dates on which dividends, if any, shall be payable;

    (vi)
    the redemption rights and price or prices, if any, for shares of the series;

    (vii)
    the terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;

    (viii)
    the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

    (ix)
    whether the shares of the series shall be convertible or exchangeable into shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates as of which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

    (x)
    restrictions on the issuance of shares of the same series or of any other class or series; and

    (xi)
    whether or not the holders of the shares of such series shall have voting rights, in addition to the voting rights provided by law, and if so, the terms of such voting rights, which may provide, among other things and subject to the other provisions of this Amended and Restated Certificate of Incorporation, that each share of such series shall carry one vote or more or less than one vote per share, that the holders of such series shall be entitled to vote on certain matters as a separate class (which for such purpose may be comprised solely of such series or of such series and one or more other series or classes of stock of the Corporation) and that all the shares of such series entitled to vote on a particular matter shall be deemed to be voted on such matter in the manner that a specified portion of the voting power of the shares of such series or separate class are voted on such matter.

        (c)   The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof.

        (d)   Except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation or to a Preferred Stock Certificate of Designation that alters or changes the powers, preferences, rights or other terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other series of Preferred Stock, to vote thereon as a separate class pursuant to this Amended and Restated Certificate of Incorporation or a Preferred Stock Certificate of Designation or pursuant to the DGCL as currently in effect or as the same may hereafter be amended.

        Section 3.    Voting in Election of Directors.    Except as may be required by law or as provided in this Amended and Restated Certificate of Incorporation or in a Preferred Stock Certificate of Designation, holders of Common Stock shall have the exclusive right to vote for the election of Directors and for all other purposes, and holders of Preferred Stock shall not be entitled to vote on any matter or receive notice of any meeting of stockholders.

        Section 4.    Owner.    The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

ARTICLE V

BOARD OF DIRECTORS;
MANAGEMENT OF THE CORPORATION

        Section 1.    Classified Board.    The Directors of the Corporation, subject to the rights of the holders of shares of any class or series of Preferred Stock, shall be classified with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the By-laws of the Corporation, one class ("Class I") whose initial term expires at the 2006 annual meeting of stockholders, another class ("Class II") whose initial term expires at the 2007 annual meeting of stockholders, and another class ("Class III") whose initial term expires at the 2008 annual meeting of stockholders, with each class to hold office until its successors are elected and qualified. At each annual meeting of stockholders of the Corporation, the date of which will be fixed pursuant to the By-Laws of the Corporation, and subject to the rights of the holders of shares of any class or series of Preferred Stock, the successors of the class of Directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

        Section 2.    Management of Business.    The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation and for the purpose of creating, defining, limiting and regulating the powers of the Corporation and its Directors and stockholders:

        (a)   Subject to the rights of any holders of any series of Preferred Stock, if any, to elect additional Directors under specified circumstances, the holders of a majority of the combined voting power of the then outstanding stock of the Corporation entitled to vote generally in the election of Directors may remove any Director or the entire Board of Directors, but only for cause.

        (b)   Vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause and newly created Directorships resulting from any increase in the authorized number of Directors shall be filled in the manner provided in the By-Laws of the Corporation.

        (c)   Advance notice of nominations for the election of Directors shall be given in the manner and to the extent provided in the By-Laws of the Corporation.

        (d)   The election of Directors may be conducted in any manner approved by the Board of Directors at the time when the election is held and need not be by written ballot.

        (e)   All corporate powers and authority of the Corporation (except as at the time otherwise provided by law, by this Amended and Restated Certificate of Incorporation or by the By-Laws) shall be vested in and exercised by the Board of Directors.

        (f)    The Board of Directors shall have the power without the assent or vote of the stockholders to adopt, amend, alter or repeal the By-Laws of the Corporation, except to the extent that the By-Laws or this Amended and Restated Certificate of Incorporation otherwise provide. In addition to any requirements of law and any other provision of this Amended and Restated Certificate of Incorporation, the stockholders of the Corporation may adopt, amend, alter or repeal any provision of the By-Laws upon the affirmative vote of the holders of three-fourths (3/4) or more of the combined voting power of the then outstanding stock of the Corporation entitled to vote generally in the election of Directors.

ARTICLE VI

LIABILITY OF DIRECTORS

        Section 1.    General.    No Director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a Director, except to the extent that such exemption from liability or limitation thereof is not permitted under the DGCL as currently in effect or as the same may hereafter be amended.

        Section 2.    Repeal or Modification.    Any repeal or modification of this Article VI by the stockholders of the Corporation shall not adversely affect any right or protection of a Director, officer or the Corporation existing at the time of such repeal or modification. If the General Corporation Law of the State of Delaware is amended after the filing of this Amended and Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

ARTICLE VII

NO STOCKHOLDER ACTIONS BY WRITTEN CONSENT

        Effective as of the time the American Express Company, a New York corporation ("American Express") distributes the Common Stock of the Corporation to American Express stockholders, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders of the Corporation, and the ability of the stockholders to consent in writing to the taking of any action is specifically denied.

ARTICLE VIII

AMENDMENT

        The Corporation reserves the right to amend or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights herein conferred upon stockholders or Directors (in the present form of this Amended and Restated Certificate of Incorporation or as hereinafter amended) are granted subject to this reservation; provided, however, that any amendment or repeal of Article VI of this Amended and Restated Certificate of Incorporation shall not adversely affect any right or protection existing hereunder immediately prior to such amendment or repeal; and, provided, further, that Articles V, VI, VII or VIII of this Amended and Restated Certificate of Incorporation shall not be amended, altered or repealed without the affirmative vote of the holders of at least three-fourths (3/4) of the combined voting power of the then outstanding stock of the Corporation entitled to vote generally in the election of Directors.

        IN WITNESS WHEREOF, Ameriprise Financial, Inc. has caused this Amended and Restated Certificate of Incorporation to be duly executed by an authorized officer of Ameriprise Financial, Inc. as of this      day of             , 2005.

AMERIPRISE FINANCIAL, INC.
By:	Name: Title:

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FORM OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF AMERIPRISE FINANCIAL, INC.
ARTICLE I NAME OF CORPORATION
ARTICLE II REGISTERED OFFICE
ARTICLE III PURPOSE
ARTICLE IV STOCK
ARTICLE V BOARD OF DIRECTORS; MANAGEMENT OF THE CORPORATION
ARTICLE VI LIABILITY OF DIRECTORS
ARTICLE VII NO STOCKHOLDER ACTIONS BY WRITTEN CONSENT
ARTICLE VIII AMENDMENT